Exhibit 99.1

NEWS ANNOUNCEMENT

Conference Call:	Today, February 3, 2011 at 10:00 a.m. ET
Dial-in number:	212/231-2926
Webcast:	www.pngaming.com

Replay information provided below

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS FOURTH QUARTER

REVENUE OF $630.2 MILLION AND ADJUSTED EBITDA OF

$132.9 MILLION, INCLUDING $17.4 MILLION OF CHARGES

- Fourth Quarter Net Loss Attributable to Shareholders of $153.1 Million

Reflects $175.7 Million of Non-Cash After-Tax Impairment Charges —

- Establishes 2011 First Quarter and Full Year Guidance -

Wyomissing, Penn., (February 3, 2011) — Penn National Gaming, Inc. (PENN: Nasdaq) today reported fourth quarter operating results for the three and twelve months ended December 31, 2010, as summarized below:

Summary of Fourth Quarter and Full Year Results

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share data)	2010 Actual	2010 Guidance (2)	2009 Actual	2010 Actual	2010 Guidance (2)	2009 Actual
Net revenues	$630.2	$629.7	$555.8	$2,459.1	$2,458.6	$2,369.3
Adjusted EBITDA (1)	132.9	144.0	120.9	585.9	597.0	565.8
Less impact of stock compensation, impairment losses, Hollywood Casino Joliet fire, depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, loss on early extinguishment of debt, and other expenses	(286.0)	(115.6)	(478.8)	(647.6)	(477.2)	(833.2)
Less: Net loss attributable to noncontrolling interests	—	—	(2.5)	(2.2)	(2.2)	(2.5)
Net (loss) income attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$(153.1)	$28.4	$(355.4)	$(59.5)	$122.0	$(264.9)

Diluted (loss) income per common share attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$(1.97)	$0.27	$(4.54)	$(0.76)	$1.15	$(3.39)

Diluted weighted-average common shares outstanding (3)	77,636	105,679	78,351	78,079	106,254	78,122

(1)          Adjusted EBITDA is income (loss) from operations, excluding the impact of stock compensation, impairment losses, Hollywood Casino Joliet fire, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of loss from unconsolidated affiliates.  A reconciliation of net income (loss) attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries per accounting principles generally accepted in the United States of America (“GAAP”) to adjusted EBITDA, as well as income (loss) from operations per GAAP to adjusted EBITDA, is included in the accompanying financial schedules.

(2)          The figures in these columns present the guidance Penn National Gaming provided on October 21, 2010 for the three and twelve months ended December 31, 2010.

(3)          Since the Company reported a loss from operations for the three and twelve months ended December 31, 2010 and 2009, it was required by GAAP to use basic weighted-average common shares outstanding, rather than diluted weighted-average common shares outstanding, when calculating diluted loss per common share attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries.

-more-

Reconciliation of Fourth Quarter 2010 Results to Guidance

(in millions)	Three Months Ended December 31, 2010 - Pre-tax

Adjusted EBITDA per guidance (1)	$144.0

Restructuring and severance charges at Bullwhackers	(3.0)
Penn National’s share of Maryland Jockey Club impairment charge	(14.4)
Property results (excluding recurring unconsolidated affiliate results)	5.4
Other	0.9
Subtotal	(11.1)

Adjusted EBITDA as reported	$132.9

(in millions)	Three Months Ended December 31, 2010

Net income per guidance (1)	$28.4
Income taxes	23.2
Net income before income taxes per guidance	51.6

Goodwill and intangible asset impairment charges, pre-tax	(193.2)
Adjusted EBITDA variance described above, pre-tax	(11.1)
Other	(1.4)

Loss before income taxes as reported	$(154.1)

(1)          The figures in these rows present the guidance Penn National Gaming provided on October 21, 2010 for the three months ended December 31, 2010.

Peter M. Carlino, Chairman and Chief Executive Officer of Penn National Gaming commented, “We are very pleased with fourth quarter casino operating results which compare favorably to the prior year.  Ten of Penn National’s fifteen gaming properties grew net revenue, twelve of fifteen properties generated year-over-year improvements in Adjusted EBITDA and eleven properties successfully increased Adjusted EBITDA margins.

“Overall, Adjusted EBITDA — excluding corporate overhead, unconsolidated affiliates and Perryville — increased 16.8% for the quarter.  Although our unconsolidated nongaming affiliates were a drag on Adjusted EBITDA, the impact was primarily attributable to the $14.4 million impairment charge and lobbying costs incurred in the fourth quarter at Maryland Jockey Club which are not expected to recur.

“The fourth quarter and full year GAAP net loss reflects fourth quarter pre-tax impairment charges of $193.2 million, as a portion of the goodwill and other intangible assets associated with the Company’s original purchase of the Aurora and Joliet facilities was deemed to be impaired based on the planned 2011 opening of Illinois’ tenth gaming facility and the continued challenging operating environment in the state.

“While we are encouraged by our fourth quarter performance and early indications for an overall improvement in the economy, our current outlook and guidance for 2011 contemplates a continuation of the trends we saw in 2010 until we gain more visibility of a meaningful recovery.

“Reflecting our strong free cash flow from operations, during the quarter we repaid $85 million of the $145 million that was drawn on our revolving credit facility to partially fund the October 2010 acquisition of all of the outstanding debt of The M Resort LLC.  The debt purchase has positioned Penn National to own an upscale locals- and destination-oriented casino resort in the Las Vegas market where we believe our operating discipline and active player database can improve the property’s financial performance.  In early January, we began sending offers to stay at The M to some of our highest value players and while it is still early, the response has been encouraging.  We believe we are close to completing negotiations with the property’s equity holders regarding ownership and future operations and are simultaneously working with Nevada gaming regulators to secure necessary approvals for the transaction.

“In addition to progress made during the fourth quarter with our three casino development projects in Ohio and Kansas, with M Resort in Las Vegas, and with existing operations, Penn National furthered its long-term strategy to diversify and grow its presence in key markets.  We are currently seeking Louisiana’s fifteenth gaming license and in December provided details of our proposal to bring a first class gaming vessel to the Harvey Canal in Jefferson Parish.  The project’s nearly $150 million first phase investment would bring capacity for up to 1,500 slots machines, 44 table games, a parking facility and an upscale buffet and steakhouse, as well as other food and beverage offerings and a multipurpose room.  As part of the proposed $155 million second phase investment, Penn National would add a 250-room hotel, an additional parking garage, a dedicated entertainment showroom and a pedestrian skywalk that would connect these amenities to the riverboat.  Given our well-documented facility development track record and strong and sustained operating results, we are confident that our proposal is highly competitive, has the highest certainty of completion and has the least risk among the three proposals seeking this license.  Accordingly, we are prepared to fund a significant escrow account to demonstrate our unmatched financial liquidity and our genuine commitment to the project, Jefferson Parish and the State of Louisiana.

“Like our other development projects, Hollywood Casino Harvey is expected to bring both immediate and long-term employment and economic benefits to the local community as the project’s first phase alone is expected to create significant construction jobs and several hundred operations positions once the facility opens.  In addition, Hollywood Casino Harvey is projected to generate approximately $30 million in annual gaming taxes for the State of Louisiana and $8 million for Jefferson Parish and Penn National has committed to paying the same 6% local tax rate to Jefferson Parish and its towns and cities as the existing riverboat does.  The Jefferson Parish Council recently passed a resolution allowing Parish citizens to vote on whether they support the development of the proposed riverboat gaming facility if Penn National Gaming is awarded the provisional gaming license, which is expected to be granted by the Louisiana Gaming Control Board this spring.

“Late in the fourth quarter, The Maryland Jockey Club reached an agreement with local horsemen to run 146 live racing days at Laurel Park and Pimlico and preserve the Preakness® Stakes, the second leg in thoroughbred racing’s Triple Crown and the cornerstone event at the facility.  Pursuant to the agreement, these tracks, which have recently generated significant losses, are expected to receive financial subsidies from the state and horsemen, saving jobs and significantly reducing future operating losses.  Longer-term, we continue to believe that bringing a video lottery terminal (VLT) operation to Laurel Park would guarantee the preservation of Maryland’s rich racing heritage and the existing jobs and other economic benefits associated with the racing industry. We remain prepared to deploy our extensive racing and gaming industry knowledge and strong financial resources to work with political leaders, local horsemen and community members to secure a license to operate VLTs at Laurel Park.  We are ready to do the same in Ohio, where we are monitoring efforts to bring VLTs to the state’s seven racetracks, two of which we own.  Penn National remains highly focused on leveraging its facility development and operating expertise to expand its presence to any jurisdiction considering the expansion of gaming.

“With significant progress building Adjusted EBITDA throughout 2010 — despite the still challenging economic environment — while actively expanding our base of operations and development pipeline, we believe Penn National is well positioned to generate near- and long-term shareholder value and extremely well positioned to benefit from any further improvements in consumer spending.”

Development and Expansion Projects

The table below summarizes Penn National Gaming’s current facility development projects:

Project/Scope	New Gaming Positions	Planned Total Budget		Penn National’s Share of Planned Total Budget		Amount Expended through December 31, 2010		Expected Opening Date
		(in millions)

Hollywood Casino Perryville (MD) - New 75,000 square foot facility in Perryville, MD with 1,500 video lottery terminals, food and beverage offerings and parking.	1,500	$98		$98		$86.0		Opened - September 27, 2010

Hollywood Casino Joliet (IL) - Construction of 1,100 space parking garage, new pavilion containing restaurants and public areas, Phase II gaming vessel upgrades, rebranding of property to Hollywood.	—	$81	(1)	$81	(1)	$63.4	(1)	Parking Deck - Opened February 2010 Land-Based Pavilion - Opened December 2010 Phase II Vessel Upgrades - 1st Quarter 2011

Hollywood Casino at Charles Town Races (WV) - Renovations to various areas of existing facility to allow for 85 table games, 27 poker tables, a steakhouse, sports bar and entertainment lounge.	865	$40		$40		$24.1		Table Games/Poker Opened July 2010/ Steakhouse - Opened November 2010/ Sports Bar and Entertainment Lounge - 2nd Quarter 2011

Hollywood Casino Toledo (OH) - Construction is underway for the Toledo site, with a casino opening with 2,000 slot machines, 60 table games and 20 poker tables, structured and surface parking, plus food and beverage outlets and entertainment lounge.	2,620	$300		$300		$21.4		First Half 2012

Hollywood Casino Columbus (OH) - Project scope and budgets are in development for the Columbus Delphi site with a casino opening with up to 3,000 slot machines, 70 table games and 30 poker tables, structured and surface parking, plus food and beverage outlets and entertainment lounge.	3,790	$400		$400		$82.5		4th Quarter 2012

Kansas Speedway (KS) - Project is underway with Kansas Lottery Commission approval for an 82,000 square foot casino, with approximately 2,000 slot machines, 52 table games including 12 poker tables, a 1,253 space parking deck, plus a variety of dining and entertainment options.	2,375	$411		$155		$27.4		First Half of 2012

(1)          Net of amounts received from insurance proceeds.

Financial Guidance

The table below sets forth current guidance targets for financial results for the 2011 first quarter and full year, based on the following assumptions:

•                  Includes six months of operating results related to the anticipated closing of the Asset Purchase Agreement and completion of the M Resort transaction early in the third quarter;

•                  Excludes the impact of the announced fourth quarter opening of the Anne Arundel, Maryland slots facility pending additional clarity of the exact opening date;

•                  A September opening of the tenth gaming facility in Illinois;

•                  A December opening for a competing facility in the Baton Rouge, Louisiana market;

•                  The expiration of the Casino Rama Management agreement and related amortization in July of 2011, although we are in negotiations for an extension;

•                  Includes a full year of results for Beulah Park;

•                  Includes a total of $7.0 million of pre-opening expenses;

•                  Excludes any additional gain from insurance proceeds related to Empress Casino Hotel fire;

•                  Includes our share of the operating results of unconsolidated affiliates for the full year reflecting our equity interest in the Maryland Jockey Club, our New Jersey joint venture, our Kansas joint venture, and nine months of results relating to the pending acquisition of a joint venture interest in Sam Houston Race Park;

•                  Depreciation and amortization charges in 2011 of $242.2 million, with $55.0 million projected to be incurred in the first quarter of 2011;

•                  Estimated non-cash stock compensation expenses of $25.2 million for 2011, with $6.3 million of the cost incurred in the first quarter of 2011;

•                  LIBOR is based on the forward curve;

•                  Blended income tax rate of 45.0% for 2011;

•                  A diluted share count of approximately 108.0 million shares for the full year; and,

•                  There will be no material changes in applicable legislation or regulation, world events, weather, economic conditions, or other circumstances beyond our control that may adversely affect the Company’s results of operations.

	Three Months Ending March 31,		Full Year Ending December 31,
(in millions, except per share data)	2011 Guidance	2010 Actual	2011 Guidance	2010 Actual
Net revenues	$657.1	$592.3	$2,688.3	$2,459.1
Adjusted EBITDA (1)	169.6	148.8	662.9	585.9
Less impact of stock compensation, impairment losses, Hollywood Casino Joliet fire, depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, loss on early extinguishment of debt, and other expenses	(126.2)	(112.6)	(503.0)	(647.6)
Less: Net loss attributable to noncontrolling interests	—	—	—	(2.2)
Net income (loss) attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$43.4	$36.2	$159.9	$(59.5)

Diluted earnings (loss) per common share attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$0.40	$0.34	$1.48	$(0.76)

(1)          Adjusted EBITDA is income (loss) from operations, excluding the impact of stock compensation, impairment losses, Hollywood Casino Joliet fire, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of loss from unconsolidated affiliates.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information — Operations

(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended December 31,		Three Months Ended December 31,
	2010	2009	2010	2009
Hollywood Casino at Charles Town Races	$134,743	$99,392	$42,133	$27,081
Hollywood Casino Lawrenceburg	104,138	105,858	32,140	32,894
Hollywood Casino at Penn National Race Course	77,514	69,109	17,604	11,967
Hollywood Casino Aurora	40,494	40,296	13,003	11,821
Hollywood Casino Joliet	31,113	31,936	6,544	6,248
Argosy Casino Riverside	47,308	46,481	16,762	15,176
Hollywood Casino Baton Rouge	27,311	27,110	9,781	9,580
Argosy Casino Alton	16,898	17,382	3,717	4,185
Hollywood Casino Tunica	18,865	20,971	4,554	3,295
Hollywood Casino Bay St. Louis	20,854	20,255	4,322	2,754
Argosy Casino Sioux City	13,831	13,099	4,849	4,609
Boomtown Biloxi	17,436	16,686	3,921	3,560
Hollywood Slots Hotel and Raceway	16,627	16,273	3,694	2,594
Bullwhackers (1)	3,630	4,678	(3,516)	(306)
Black Gold Casino at Zia Park	22,731	19,758	6,684	5,618
Hollywood Casino Perryville	26,881	—	3,617	—
Casino Rama management service contract	3,621	3,841	3,433	3,586
Raceway Park	1,220	1,353	(322)	(267)
Sanford-Orlando Kennel Club	1,323	1,328	(115)	(280)
Beulah Park	3,683	—	(841)	—
Unconsolidated affiliates (2)	—	—	(20,212)	(366)
Corporate overhead	—	—	(18,866)	(22,831)
Total	$630,221	$555,806	$132,886	$120,918

	NET REVENUES		ADJUSTED EBITDA
	Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Hollywood Casino at Charles Town Races (3)	$494,919	$455,350	$148,168	$127,622
Hollywood Casino Lawrenceburg	436,298	422,015	133,017	128,475
Hollywood Casino at Penn National Race Course (3)	317,764	292,670	69,527	50,828
Hollywood Casino Aurora (4)	168,257	184,776	45,213	56,895
Hollywood Casino Joliet (5)	133,821	107,058	33,119	23,717
Argosy Casino Riverside	189,702	193,785	66,788	66,006
Hollywood Casino Baton Rouge	114,088	122,994	41,570	47,964
Argosy Casino Alton	72,280	78,230	16,477	18,762
Hollywood Casino Tunica	84,555	92,896	22,373	21,265
Hollywood Casino Bay St. Louis	86,743	95,060	18,115	19,592
Argosy Casino Sioux City	56,145	53,927	20,443	19,444
Boomtown Biloxi	71,023	73,881	17,709	19,826
Hollywood Slots Hotel and Raceway	70,491	67,176	14,940	11,807
Bullwhackers (1)	17,795	19,658	(4,513)	23
Black Gold Casino at Zia Park	84,980	81,743	27,676	26,317
Hollywood Casino Perryville (6)	29,110	—	463	—
Casino Rama management service contract	15,190	14,787	13,868	13,395
Raceway Park	6,095	6,963	(998)	(812)
Sanford-Orlando Kennel Club	6,046	6,306	175	(110)
Beulah Park (7)	3,809	—	(1,910)	—
Unconsolidated affiliates (2)	—	—	(25,974)	(1,121)
Corporate overhead	—	—	(70,363)	(84,046)
Total	$2,459,111	$2,369,275	$585,883	$565,849

(1)          Fourth quarter 2010 results at Bullwhackers included severance and restructuring accruals of $3.0 million.

(2)          Fourth quarter 2010 results include a charge of $14.4 million for our share of an impairment charge at Maryland Jockey Club.

(3)          Table games were added to these two properties in July 2010 which significantly benefited results compared to the prior year.

(4)         Second quarter 2010 results at Hollywood Casino Aurora included a police services contract termination charge of $6.6 million.

(5)          Hollywood Casino Joliet was closed from March 20, 2009 until June 25, 2009 due to a fire.

(6)          Hollywood Casino Perryville opened to the public on September 27, 2010 and results included $3.6 million of pre-opening costs for the twelve months ended December 31, 2010.

(7)          Beulah Park was acquired on July 1, 2010.

Reconciliation of Adjusted EBITDA to Net loss attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries (GAAP)

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

(in thousands) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Adjusted EBITDA	$132,886	$120,918	$585,883	$565,849
Loss from unconsolidated affiliates	20,212	366	25,974	1,121
Depreciation and amortization	(54,712)	(53,009)	(212,387)	(194,436)
Charge for stock compensation	(6,197)	(6,456)	(25,954)	(28,360)
Impairment losses	(193,167)	(520,568)	(224,709)	(532,377)
Hollywood Casino Joliet fire	1,861	(121)	7,523	(6,063)
Loss on disposal of assets	(2,181)	(672)	(3,104)	(332)
(Loss) income from operations	$(101,298)	$(459,542)	$153,226	$(194,598)
Interest expense	(30,600)	(37,110)	(130,215)	(134,984)
Interest income	(160)	872	1,579	6,522
Loss from unconsolidated affiliates	(20,212)	(366)	(25,974)	(1,121)
Loss on early extinguishment of debt	—	(1,194)	(519)	(4,793)
Other	(1,824)	(1,326)	6,421	1,093
Taxes on income	962	140,761	(66,178)	60,468
Net loss including noncontrolling interests	(153,132)	(357,905)	(61,660)	(267,413)
Less: Net loss attributable to noncontrolling interests	—	(2,465)	(2,193)	(2,465)
Net loss attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$(153,132)	$(355,440)	$(59,467)	$(264,948)

Reconciliation of Income (loss) from operations (GAAP) to Adjusted EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Three Months Ended December 31, 2010

	Income (loss) from operations	Charge for stock compensation	Impairment losses	Hollywood Casino Joliet Fire	Depreciation and amortization	Loss (gain) on disposal of assets	Loss from unconsolidated affiliates	Adjusted EBITDA
Hollywood Casino at Charles Town Races	$35,887	$—	$—	$—	$6,193	$53	$—	$42,133
Hollywood Casino Lawrenceburg	22,960	—	—	—	9,217	(37)	—	32,140
Hollywood Casino at Penn National Race Course	8,655	—	—	—	8,962	(13)	—	17,604
Hollywood Casino Aurora	(133,267)	—	144,484	—	1,859	(73)	—	13,003
Hollywood Casino Joliet	(39,832)	—	44,249	(1,861)	3,644	344	—	6,544
Argosy Casino Riverside	12,341	—	—	—	3,206	1,215	—	16,762
Hollywood Casino Baton Rouge	7,442	—	—	—	2,337	2	—	9,781
Argosy Casino Alton	2,356	—	—	—	1,346	15	—	3,717
Hollywood Casino Tunica	2,869	—	—	—	1,586	99	—	4,554
Hollywood Casino Bay St. Louis	693	—	—	—	3,629	—	—	4,322
Argosy Casino Sioux City	3,680	—	—	—	1,108	61	—	4,849
Boomtown Biloxi	583	—	—	—	3,184	154	—	3,921
Hollywood Slots Hotel and Raceway	304	—	—	—	3,390	—	—	3,694
Bullwhackers (1)	(4,241)	—	122	—	251	352	—	(3,516)
Black Gold Casino at Zia Park	5,583	—	—	—	1,101	—	—	6,684
Hollywood Casino Perryville	2,024	—	—	—	1,593	—	—	3,617
Casino Rama management service contract	3,433	—	—	—	—	—	—	3,433
Raceway Park	(395)	—	—	—	73	—	—	(322)
Sanford-Orlando Kennel Club	(219)	—	—	—	104	—	—	(115)
Beulah Park	(1,054)	—	—	—	204	9	—	(841)
Unconsolidated affiliates (2)	—	—	—	—	—	—	(20,212)	(20,212)
Corporate overhead	(31,100)	6,197	4,312	—	1,725	—	—	(18,866)
Total	$(101,298)	$6,197	$193,167	$(1,861)	$54,712	$2,181	$(20,212)	$132,886

Three Months Ended December 31, 2009

	Income (loss) from operations	Charge for stock compensation	Impairment losses	Hollywood Casino Joliet Fire	Depreciation and amortization	(Gain) loss on disposal of assets	Loss from unconsolidated affiliates	Adjusted EBITDA
Hollywood Casino at Charles Town Races	$21,086	$—	$—	$—	$6,374	$(379)	$—	$27,081
Hollywood Casino Lawrenceburg	(497,168)	—	520,568	—	9,494	—	—	32,894
Hollywood Casino at Penn National Race Course	1,407	—	—	—	10,244	316	—	11,967
Hollywood Casino Aurora	9,980	—	—	—	1,841	—	—	11,821
Hollywood Casino Joliet	3,359	—	—	121	2,571	197	—	6,248
Argosy Casino Riverside	11,624	—	—	—	3,040	512	—	15,176
Hollywood Casino Baton Rouge	7,298	—	—	—	2,275	7	—	9,580
Argosy Casino Alton	2,774	—	—	—	1,411	—	—	4,185
Hollywood Casino Tunica	1,702	—	—	—	1,603	(10)	—	3,295
Hollywood Casino Bay St. Louis	(780)	—	—	—	3,523	11	—	2,754
Argosy Casino Sioux City	3,553	—	—	—	1,046	10	—	4,609
Boomtown Biloxi	522	—	—	—	3,023	15	—	3,560
Hollywood Slots Hotel and Raceway	(842)	—	—	—	3,428	8	—	2,594
Bullwhackers	(453)	—	—	—	162	(15)	—	(306)
Black Gold Casino at Zia Park	4,578	—	—	—	1,040	—	—	5,618
Casino Rama management service contract	3,586	—	—	—	—	—	—	3,586
Raceway Park	(366)	—	—	—	99	—	—	(267)
Sanford-Orlando Kennel Club	(415)	—	—	—	135	—	—	(280)
Unconsolidated affiliates	—	—	—	—	—	—	(366)	(366)
Corporate overhead	(30,987)	6,456	—	—	1,700	—	—	(22,831)
Total	$(459,542)	$6,456	$520,568	$121	$53,009	$672	$(366)	$120,918

(1)               Fourth quarter 2010 results at Bullwhackers included severance and restructuring accruals of $3.0 million.

(2)               Fourth quarter 2010 results include a charge of $14.4 million for our share of an impairment charge at Maryland Jockey Club.

Reconciliation of Income (loss) from operations (GAAP) to Adjusted EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Twelve Months Ended December 31, 2010

	Income (loss) from operations	Charge for stock compensation	Impairment losses	Hollywood Casino Joliet Fire	Depreciation and amortization	Loss (gain) on disposal of assets	Loss from unconsolidated affiliates	Adjusted EBITDA
Hollywood Casino at Charles Town Races (1)	$123,671	$—	$—	$—	$24,403	$94	$—	$148,168
Hollywood Casino Lawrenceburg	95,131	—	240	—	37,713	(67)	—	133,017
Hollywood Casino at Penn National Race Course (1)	34,511	—	—	—	34,978	38	—	69,527
Hollywood Casino Aurora (2)	(107,066)	—	144,484	—	7,334	461	—	45,213
Hollywood Casino Joliet	(17,616)	—	44,249	(7,523)	13,733	276	—	33,119
Argosy Casino Riverside	52,805	—	—	—	12,782	1,201	—	66,788
Hollywood Casino Baton Rouge	32,266	—	—	—	9,211	93	—	41,570
Argosy Casino Alton	10,837	—	—	—	5,622	18	—	16,477
Hollywood Casino Tunica	15,807	—	—	—	6,450	116	—	22,373
Hollywood Casino Bay St. Louis	3,412	—	—	—	14,422	281	—	18,115
Argosy Casino Sioux City	15,947	—	—	—	4,422	74	—	20,443
Boomtown Biloxi	5,079	—	—	—	12,491	139	—	17,709
Hollywood Slots Hotel and Raceway	1,091	—	—	—	13,844	5	—	14,940
Bullwhackers (3)	(5,917)	—	122	—	930	352	—	(4,513)
Black Gold Casino at Zia Park	23,244	—	—	—	4,420	12	—	27,676
Hollywood Casino Perryville (4)	(1,135)	—	—	—	1,598	—	—	463
Casino Rama management service contract	13,868	—	—	—	—	—	—	13,868
Raceway Park	(1,367)	—	—	—	369	—	—	(998)
Sanford-Orlando Kennel Club	(312)	—	—	—	487	—	—	175
Beulah Park (5)	(2,324)	—	—	—	405	9	—	(1,910)
Unconsolidated affiliates (6)	—	—	—	—	—	—	(25,974)	(25,974)
Corporate overhead	(138,706)	25,954	35,614	—	6,773	2	—	(70,363)
Total	$153,226	$25,954	$224,709	$(7,523)	$212,387	$3,104	$(25,974)	$585,883

Twelve Months Ended December 31, 2009

	Income (loss) from operations	Charge for stock compensation	Impairment losses	Hollywood Casino Joliet Fire	Depreciation and amortization	(Gain) loss on disposal of assets	Loss from unconsolidated affiliates	Adjusted EBITDA
Hollywood Casino at Charles Town Races	$103,356	$—	$—	$—	$24,647	$(381)	$—	$127,622
Hollywood Casino Lawrenceburg	(431,754)	—	532,377	—	27,846	6	—	128,475
Hollywood Casino at Penn National Race Course	14,394	—	—	—	36,120	314	—	50,828
Hollywood Casino Aurora	49,607	—	—	—	7,282	6	—	56,895
Hollywood Casino Joliet (7)	9,511	—	—	6,063	7,919	224	—	23,717
Argosy Casino Riverside	53,760	—	—	—	11,765	481	—	66,006
Hollywood Casino Baton Rouge	39,336	—	—	—	9,158	(530)	—	47,964
Argosy Casino Alton	12,980	—	—	—	5,960	(178)	—	18,762
Hollywood Casino Tunica	14,627	—	—	—	6,594	44	—	21,265
Hollywood Casino Bay St. Louis	5,506	—	—	—	14,051	35	—	19,592
Argosy Casino Sioux City	15,065	—	—	—	4,334	45	—	19,444
Boomtown Biloxi	7,870	—	—	—	11,775	181	—	19,826
Hollywood Slots Hotel and Raceway	(2,072)	—	—	—	13,874	5	—	11,807
Bullwhackers	(1,108)	—	—	—	1,134	(3)	—	23
Black Gold Casino at Zia Park	22,063	—	—	—	4,254	—	—	26,317
Casino Rama management service contract	13,395	—	—	—	—	—	—	13,395
Raceway Park	(1,206)	—	—	—	394	—	—	(812)
Sanford-Orlando Kennel Club	(641)	—	—	—	531	—	—	(110)
Unconsolidated affiliates	—	—	—	—	—	—	(1,121)	(1,121)
Corporate overhead	(119,287)	28,360	—	—	6,798	83	—	(84,046)
Total	$(194,598)	$28,360	$532,377	$6,063	$194,436	$332	$(1,121)	$565,849

(1)          Table games were added to these two properties in July 2010 which significantly benefited results compared to the prior year.

(2)          Second quarter 2010 results at Hollywood Casino Aurora included a police services contract termination charge of $6.6 million.

(3)          Fourth quarter 2010 results at Bullwhackers included severance and restructuring accruals of $3.0 million.

(4)          Hollywood Casino Perryville opened to the public on September 27, 2010 and results included $3.6 million of pre-opening costs for the twelve months ended December 31, 2010.

(5)          Beulah Park was acquired on July 1, 2010.

(6)          Fourth quarter 2010 results include a charge of $14.4 million for our share of an impairment charge at Maryland Jockey Club.

(7)          Hollywood Casino Joliet was closed from March 20, 2009 until June 25, 2009 due to a fire.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Revenues
Gaming	$573,645	$506,252	$2,242,515	$2,158,028
Food, beverage and other	83,837	80,962	334,808	339,235
Management service fee	3,621	3,841	15,190	14,787
Revenues	661,103	591,055	2,592,513	2,512,050
Less promotional allowances	(30,882)	(35,249)	(133,402)	(142,775)
Net revenues	630,221	555,806	2,459,111	2,369,275

Operating expenses
Gaming	307,624	273,908	1,198,097	1,161,510
Food, beverage and other	70,095	67,193	266,800	266,351
General and administrative	107,782	100,549	411,415	403,136
Depreciation and amortization	54,712	53,009	212,387	194,436
Impairment losses	193,167	520,568	224,709	532,377
Hollywood Casino Joliet fire	(1,861)	121	(7,523)	6,063
Total operating expenses	731,519	1,015,348	2,305,885	2,563,873
(Loss) income from operations	(101,298)	(459,542)	153,226	(194,598)

Other income (expenses)
Interest expense	(30,600)	(37,110)	(130,215)	(134,984)
Interest income	(160)	872	1,579	6,522
Loss from unconsolidated affiliates	(20,212)	(366)	(25,974)	(1,121)
Loss on early extinguishment of debt	—	(1,194)	(519)	(4,793)
Other	(1,824)	(1,326)	6,421	1,093
Total other expenses	(52,796)	(39,124)	(148,708)	(133,283)

(Loss) income from operations before income taxes	(154,094)	(498,666)	4,518	(327,881)
Taxes on income	(962)	(140,761)	66,178	(60,468)
Net loss including noncontrolling interests	(153,132)	(357,905)	(61,660)	(267,413)
Less: Net loss attributable to noncontrolling interests	—	(2,465)	(2,193)	(2,465)
Net loss attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries	$(153,132)	$(355,440)	$(59,467)	$(264,948)

Loss per common share attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries:
Basic loss per common share	$(1.97)	$(4.54)	$(0.76)	$(3.39)
Diluted loss per common share	$(1.97)	$(4.54)	$(0.76)	$(3.39)

Weighted-average common shares outstanding:
Basic	77,636	78,351	78,079	78,122
Diluted	77,636	78,351	78,079	78,122

Diluted Share Count Methodology

Reflecting the issuance of 12,500 shares on October 30, 2008 of the $1.25 billion, zero coupon, Series B Redeemable Preferred Stock and the repurchase of 225 shares in the first quarter of 2010, Penn National Gaming is required to adjust its diluted weighted average outstanding share count for the purposes of calculating diluted earnings per share as follows:

•                  When the price of Penn National Gaming’s common stock is less than $45, the diluted weighted average outstanding share count is increased by 27,277,778 shares (regardless of how much the stock price is below $45);

•                  When the price of Penn National Gaming’s common stock is between $45 and $67, the diluted weighted average outstanding share count will be increased by an amount which can be calculated by dividing the $1.23 billion (face value) by the current price per share.  This will result in an increase in the diluted weighted average outstanding share count of between 18,320,896 shares and 27,277,778 shares depending on the current share price; and,

•                  When the price of Penn National Gaming’s common stock is above $67, the diluted weighted average outstanding share count will be increased by 18,320,896 shares (regardless of how much the stock price exceeds $67).

Since the Company reported a loss from operations for the three and twelve months ended December 31, 2010 and 2009, it was required by GAAP to use basic weighted-average common shares outstanding, rather than diluted weighted-average common shares outstanding, when calculating diluted loss per common share attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries.

Repurchases of Common Stock

The repurchase of up to $200 million of Penn National Gaming’s Common Stock over the twenty-four month period ending July 2010 was authorized by Penn National Gaming’s Board of Directors in July 2008.  On June 9, 2010, Penn National Gaming’s Board of Directors authorized the repurchase of up to $300 million of Common Stock effective immediately and continuing until the Annual Meeting of Shareholders in 2011, unless otherwise extended or shortened by the Board of Directors.  This new repurchase program replaced the program authorized by the Board of Directors in July 2008.

Since April 1, 2010, Penn National Gaming repurchased 1,526,400 shares of its Common Stock in open market transactions for approximately $35.9 million at an average price of $23.49 per share pursuant to prior and current repurchase authorizations.

Reconciliation of Non-GAAP Measures to GAAP

Adjusted EBITDA, or earnings before interest, taxes, stock compensation, impairment losses, Hollywood Casino Joliet fire, depreciation and amortization, gain or loss on disposal of assets, and other income or expenses, and inclusive of loss from unconsolidated affiliates, is not a measure of performance or liquidity calculated in accordance with GAAP.  Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a widely used measure of performance in the gaming industry.  In addition, management uses adjusted EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with GAAP.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in adjusted EBITDA.  It should also be noted that other gaming companies that report adjusted EBITDA information may calculate adjusted EBITDA in a different manner than the Company.  Adjusted EBITDA is presented as a supplemental disclosure, as management believes that it is a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better indicator of the Company’s operating results than diluted net income (loss) attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries per GAAP.  A reconciliation of the Company’s adjusted EBITDA to net income (loss) attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries per GAAP, as well as the Company’s adjusted EBITDA to income (loss) from operations per GAAP, is included in the accompanying financial schedules.

A reconciliation of each property’s adjusted EBITDA to income (loss) from operations is included in the financial schedules herein.  On a property level, adjusted EBITDA is reconciled to income (loss) from operations per GAAP, rather than net income (loss) attributable to the shareholders of Penn National Gaming, Inc. and subsidiaries per GAAP due to, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

Conference Call, Webcast and Replay Details

Penn National Gaming is hosting a conference call and simultaneous webcast at 10:00 am ET today, both of which are open to the general public.  The conference call number is 212/231-2926; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.pngaming.com; allow 15 minutes to register and download and install any necessary software.  Following its completion, a replay of the call can be accessed until March 5, 2011 by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21508505.  A replay of the call can also be accessed for thirty days on the Internet at www.pngaming.com.

This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “News” section (select link for “Press Releases”).

About Penn National Gaming

Penn National Gaming owns, operates or has ownership interests in gaming and racing facilities with a focus on slot machine entertainment.  The Company presently operates twenty-three facilities in sixteen jurisdictions, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Maine, Maryland, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, West Virginia, and Ontario.  In aggregate, Penn National’s operated facilities feature over 27,000 gaming machines, over 500 table games, over 2,000 hotel rooms and over 1 million square feet of gaming floor space.

Penn National Gaming recently opened Maryland’s first casino and added table games to its facilities in West Virginia and Pennsylvania.  Through a joint venture, Penn National is developing a full casino at Kansas Speedway in Kansas City, which is anticipated to open in the first half of 2012, and is also developing casinos in Toledo and Columbus, Ohio, with openings targeted for 2012.  In September 2010, the Company agreed to establish a joint venture (subject to final approval by the Texas Racing Commission and the satisfaction of certain other closing conditions) to own and operate pari-mutuel operations in Texas, including the Sam Houston Race Park in Houston, the Valley Race Park in Harlingen, and a planned racetrack in Laredo.  In October 2010, Penn National purchased all of the outstanding debt of The M Resort LLC.  The M Resort Spa Casino is situated on over 90 acres on the southeast corner of Las Vegas Boulevard.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Although Penn National Gaming, Inc. and its subsidiaries (collectively, the “Company”) believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from our expectations.  Meaningful factors that could cause actual results to differ from expectations include, but are not limited to, risks related to the following: our ability to receive regulatory approvals for our proposed new businesses and to maintain regulatory approvals for our existing businesses; our ability to receive regulatory approvals required to complete, or other delays or impediments to completing, our obtaining control of the equity or assets of The M Resort LLC, including litigation with third parties; the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in the jurisdictions in which we do business (such as a smoking ban at any of our facilities) or in jurisdictions where we seek to do business; the activities of our competitors and the emergence of new competitors; increases in the effective rate of taxation at any of our properties or at the corporate level; delays or changes to, or cancellations of, planned capital projects at our gaming and pari-mutuel facilities or an inability to achieve the expected returns from such projects; construction factors, including delays, unexpected remediation costs, local opposition and increased cost of labor and materials; the ability to recover proceeds on significant insurance claims; our ability to identify attractive acquisition and development opportunities and to agree to terms with partners for such transactions; the costs and risks involved in the pursuit of such opportunities and our ability to complete the acquisition or development of, and achieve the expected returns from such opportunities; the availability and cost of financing; the maintenance of agreements with our horsemen, pari-mutuel clerks and other organized labor groups; the outcome of pending legal proceedings; the effects of local and national economic, credit, capital market, housing, energy conditions on the economy in general and on the gaming and lodging industries in particular; changes in accounting standards; third-party relations and approvals; our dependence on key personnel; the impact of terrorism and other international hostilities; the impact of weather; and other factors as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC.  The Company does not intend to update publicly any forward-looking statements except as required by law.

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